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                                  EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 950,000 Class A Common Shares and 200,000 Class B Common Shares pertaining to the American Greetings Corporation 1996 Employee Stock Option Plan of our report dated March 28, 1996, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report on Form 10-K for the year ended February 29, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP


Cleveland, Ohio
July 10, 1996